Exhibit 23.1

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Univercell Holdings, Inc. (formerly known as Hypermedia Communications, Inc.) of our report dated April 12, 2001 which appears on page F-1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas

March 1, 2002